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                                                                    EXHIBIT 99.1

                              N E W S R E L E A S E

[KING PHARMACEUTICALS LOGO]
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FOR IMMEDIATE RELEASE


                     KING PHARMACEUTICALS ACQUIRES RIGHTS TO
                INTAL(R), TILADE(R), AND SYNERCID(R) FROM AVENTIS

BRISTOL, TENNESSEE, December 31, 2002 - King Pharmaceuticals, Inc. (NYSE:KG) announced today the Company's acquisition of the rights to three branded prescription pharmaceutical products from Aventis. The products include the rights in the United States, Puerto Rico, and Canada to Intal(R) (cromolyn sodium) and Tilade(R) (nedocromil sodium), inhaled anti-inflammatory agents for the management of asthma, and worldwide rights, excluding Japan, to Synercid(R) (dalfopristin and quinupristin), an injectable antibiotic indicated for treatment of vancomycin-resistant Enterococcal faecium ("VREF") and treatment of complicated skin and skin structure infections. Total upfront cash consideration paid by King for the three branded pharmaceutical products equals $199.5 million. Net sales of Intal(R) and Tilade(R) in the United States, Puerto Rico, and Canada and net sales of Synercid(R) worldwide totaled approximately $66 million during the twelve months ending September 30, 2002.

Jefferson J. Gregory, Chairman and Chief Executive Officer of King, stated, "Our acquisition of the rights to Intal(R), Tilade(R) and Synercid(R) continues the successful execution of King's strategy to selectively acquire rights to exclusive branded prescription pharmaceutical products that we believe should significantly benefit from focused promotion and marketing, and product life-cycle management. With the application of our well-established sales and marketing capabilities, we believe Intal(R) and Tilade(R), in particular, offer excellent opportunities for growth."

Intal(R) and Tilade(R) are non-steroidal anti-inflammatory, non-beta-2 agonist agents for the treatment of asthma. Intal(R) is administered with either an inhaler or a nebulizer and is indicated for the long-term treatment of bronchial asthma in adults and children. Tilade(R) is administered with an inhaler and is indicated for the long-term treatment of bronchial asthma and associated chronic cough in adults. A new Intal(R) inhaler formulation utilizing hydrofluoroalkane ("HFA"), an environmentally friendly propellant, is currently under review by the U.S. Food and Drug Administration ("FDA"). The HFA formulation of Intal(R) is patented in the United States until September 2017. Tilade(R) has a composition of matter patent in the United States until October 2006. In addition to patent protection, the delivery system of the inhaler products lessens the potential for generic competition. Net sales of Intal(R) and Tilade(R) in the United States, Puerto Rico, and Canada totaled approximately $39 million during the twelve months ending September 30, 2002. Sales of Tilade(R) during the second half of 2002 were affected by lack of available product due to scheduled refurbishment of the product's production facilities. The manufacture of Tilade(R) resumed during the fourth quarter of 2002 and product produced is awaiting validation.


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Synercid(R) is an injectable antibiotic indicated for treatment of VREF and treatment of complicated skin and skin structure infections caused by Staphylococcus aureus (methicillin susceptible) or Streptococcus pyogenes. Synercid(R), which is primarily administered in hospitals, has a formulation patent in the United States until November 2017. As additional consideration to Aventis for Synercid(R), King has agreed to potential milestone payments totaling $75.1 million. King will potentially pay Aventis milestone payments totaling $50.1 million over the next three years, payable in annual installments of $10.3 million, $21.2 million, and $18.6 million beginning on December 31, 2003, which relate to the indication for the treatment of VREF. The remaining $25 million milestone is payable to Aventis if Synercid(R) should receive FDA approval to treat methicillin resistant Staphylococcus aureus ("MRSA"), or King will pay Aventis a one-time payment of $5 million the first time during any twelve-month period net sales of Synercid(R) exceed $60 million, and a one-time payment of $20 million the first time during any twelve-month period net sales of Synercid(R) exceed $75 million. Net sales of Synercid(R) worldwide during the twelve months ending September 30, 2002 totaled approximately $27 million.

Mr. Gregory explained, "The market for respiratory products is currently experiencing impressive strong growth and is the fourth largest pharmaceutical market in the world. Our acquisition of rights to Intal(R) and Tilade(R) provides King with differentiated products and access to this rapidly growing market in the United States, Puerto Rico, and Canada. The differentiating attributes of Intal(R) and Tilade(R) include their unique mechanism of action and excellent safety profiles, the latter of which is extremely important for pediatric patients and in other patient sub-populations for whom safety is a particular concern." Mr. Gregory continued, "Synercid(R) is also well-positioned for future growth. The ever-increasing resistance to leading treatments for gram-positive bacteria has created a growing market for effective alternatives such as Synercid(R). King plans to market and promote Synercid(R) in the United States and Puerto Rico utilizing the Company's current dedicated hospital field sales force and in the rest of the world, excluding Japan, utilizing various marketing and supply arrangements with other established companies."

Kyle P. Macione, President of King, further stated, "Based on anticipated revenues generated by Intal(R), Tilade(R), and Synercid(R) and the growth potential of King's branded drugs, we plan to expand the Company's national dedicated field sales force from approximately 715 representatives to a total of over 800 representatives beginning during the first quarter of 2003. The additional sales representatives will focus on promoting Intal(R) and Tilade(R) together with other drugs in our portfolio that we currently detail to physicians." Mr. Macione added, "The expansion of our national field sales force, together with the acquisition of rights to Intal(R), Tilade(R), and Synercid(R), demonstrates our commitment to the continuing implementation of our proven acquisition growth strategies as we aggressively promote and grow our product lines."

As part of the transaction, King is entering into license, option, manufacturing, and supply

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agreements with Aventis. Pursuant to the manufacturing and supply agreements,
Aventis will manufacture Intal(R), Tilade(R), and Synercid(R), and supply King's requirements for those products for an initial term of five years. Based on the terms of the manufacturing and supply agreements, King expects to realize combined gross margins on the products consistent with typical branded prescription pharmaceutical products.

James R. Lattanzi, Chief Financial Officer of King, commented on the transaction saying, "Our acquisition of the rights to Intal(R), Tilade(R), and Synercid(R) should contribute additional substantial gross profits to the Company. King is not revising the Company's earnings per share projections for 2003 at this time as we intend to use a portion of the anticipated revenues generated by sales of such products to finance the expansion of our dedicated field sales force, thereby further expanding King's opportunities for continued growth. In addition, the Company is planning to divest next year certain non-strategic products, including Lorabid(R) (loracarbef), that are not contributing to our growth and subsequently reinvest the proceeds in products that should further enhance King's growth potential."

Mr. Lattanzi added, "We continue to perceive an environment conducive to potential opportunities for strategically acquiring additional branded pharmaceutical products. Moreover, King is currently involved in serious discussions with respect to numerous additional potential acquisition opportunities." Mr. Lattanzi continued, "Our Company is well positioned to continue the successful execution of our proven acquisition growth strategies with currently well over $900 million in cash and available capacity under our revolving credit facility remaining after taking into account today's announced transaction and the total consideration King expects to pay in connection with the Company's previously announced planned acquisition in January 2003 of Meridian Medical Technologies, Inc."

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets, and sells primarily branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the growth potential of Intal(R), Tilade(R), and Synercid(R), statements pertaining to plans to market and promote Intal(R), Tilade(R), and Synercid(R) utilizing King's dedicated field sales force, statements pertaining to plans to expand King's dedicated field sales force, statements pertaining to plans to utilize various marketing and supply arrangements with other established companies to promote Synercid(R) outside of the United States, statements pertaining to the effectiveness of existing patents to protect Intal(R), Tilade(R), and Synercid(R) from generic competition, statements pertaining to the effectiveness of the delivery system utilized by the Intal(R) and Tilade(R) inhalers

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to protect such products from generic competition, statements pertaining to
Aventis manufacturing and supplying King's requirements for Intal(R), Tilade(R), and Synercid(R) pursuant to certain manufacturing and supply agreements for an initial term of five years, statements pertaining to gross margins King should realize on sales of Intal(R), Tilade(R), and Synercid(R), statements pertaining to additional gross profits King should derive from sales of Intal(R), Tilade(R), and Synercid(R) and plans to utilize a portion of such gross profits to finance the expansion of King's dedicated field sales force, statements pertaining to plans to divest certain non-strategic products, including Lorabid(R), and subsequently reinvest the proceeds in products that should further enhance King's growth potential, statements regarding potential acquisition opportunities, statements pertaining to King's planned acquisition of Meridian in January 2003, and statements pertaining to King's ability to continue the successful execution of King's growth strategies. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on the development and implementation of successful marketing strategies for Intal(R), Tilade(R), and Synercid(R), dependence on the successful marketing and sales of King's products, including, but not limited to Intal(R), Tilade(R), and Synercid(R), dependence on the ability of the Company's dedicated field sales force representatives to successfully market King's branded pharmaceutical products, including but not limited to Intal(R), Tilade(R), and Synercid(R), dependence on approval of King's planned acquisition of Meridian by the shareholders of Meridian, dependence on management of King's growth and integration of its acquisitions, specifically including, but not limited to, King's acquisition of rights to Intal(R), Tilade(R), and Synercid(R) and King's planned acquisition of Meridian, dependence on King's ability to continue to acquire branded products that enhance King's growth, the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications, New Drug Applications, Supplemental New Drug Applications, and Abbreviated New Drug Applications and/or the review of other regulatory agencies worldwide, dependence on King's ability to maintain effective patent protection for the HFA formulation of Intal(R) through September 2017, for Tilade(R) through October 2006, and for Synercid(R) through November 2017, dependence on the effectiveness of the delivery system utilized by the Intal(R) and Tilade(R) inhalers to protect such products from generic competition, dependence on the FDA's timely approval of the HFA formulation of Intal(R), dependence on the extent to which Intal(R), Tilade(R), and Synercid(R) benefit from focused promotion and marketing, and product life-cycle management, dependence on the continued use of Sinercid(R) as an effective treatment for VREF, dependence on the ability of Aventis to successfully manufacture and supply King's requirements for Intal(R), Tilade(R), and Synercid(R), dependence on the successful validation of Tilade(R) product produced by Aventis, dependence on King's ability to successfully negotiate and enter into agreements with other established companies to effectively market and promote Synercid(R) outside of the United States, dependence on King's ability to successfully hire additional field sales representatives beginning during the first quarter of 2003, dependence on King's ability to successfully divest certain non-strategic products, including, but not limited to, Lorabid(R), in a timely manner, dependence on

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the availability and cost of raw materials, dependence on no material interruptions in supply by contract manufacturers of King's products, dependence on the potential effect on sales of our existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products, dependence on whether customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been, dependence on the potential effect of future acquisitions and other transactions pursuant to our growth strategies on King's financial and other projections, dependence on our compliance with FDA and other government regulations that relate to our business, and dependence on changes in general economic and business conditions, changes in current pricing levels, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended September 30, 2002, which are on file with the Securities and Exchange Commission ("SEC"), and other filings with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    Contact:

                James E. Green, Vice President, Corporate Affairs
                                  423-989-8125











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